UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Amendment No. 2 to Second Amended & Restated Supply Agreement

On March 31, 2010, Hoku Materials, Inc., a wholly owned subsidiary of Hoku Corporation (collectively, “we”, “us”, “our”, or the “Company”), and Wealthy Rise International, Ltd, a wholly owned subsidiary of Solargiga Energy Holdings, Ltd., (“Solargiga”), entered into the Second Amended & Restated Supply Agreement (the “Supply Agreement”), pursuant to which we agreed to sell Solargiga specified volumes of polysilicon at a predetermined price over a three-year period beginning in 2011 for an aggregate purchase price payable to us of $60 million, subject to product deliveries and other conditions.

On June 28, 2011, we entered into Amendment No. 1 to the Supply Agreement (“Amendment No. 1”, and the Supply Agreement as amended by Amendment No. 1, the “Amended Supply Agreement”), pursuant to which we agreed to sell Solargiga specified volumes of polysilicon at fixed prices over a five-year period beginning in 2012 for an aggregate purchase price payable to us of $92.8 million, assuming no pricing adjustments and without taking into account the application of the prepayments already received by us.

On December 27, 2011, we entered into Amendment No. 2 to the Supply Agreement (“Amendment No. 2”). Pursuant to Amendment No. 2, we agreed to extend the supply of specific volumes of polysilicon at fixed prices to Solargiga for its general use beginning in 2012 and continuing for eight (8) years from the date of the first shipment. The pricing for each year may be adjusted based on market prices of polysilicon and negotiations between us and Solargiga. The aggregate amount that may be paid to us over the eight-year term is $134 million, assuming no such pricing adjustment occurs and without taking into account the application of the prepayments already received by us.

Except as amended by Amendment No. 2, the terms of the Amended Supply Agreement continue to be in full force and effect. The foregoing description of Amendment No. 2 and the Amended Supply Agreement is only a summary and qualified in its entirety by the text of Amendment No. 2, a copy of which will be filed with our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2011, and by the text of the Supply Agreement, a copy of which was filed as Exhibit 10.58 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, and by the text of Amendment No. 1, a copy of which was filed as Exhibit 10.1 with our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 29, 2011

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer